Exhibit 1.3


                           OHIO CASUALTY CORPORATION


                                    FORM OF
                            UNDERWRITING AGREEMENT

                          STANDARD PROVISIONS (DEBT)

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         From time to time, Ohio Casualty Corporation, an Ohio corporation
(the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities (the "Offered Securities") to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                      I.


         The Company proposes to issue from time to time debt securities to be issued pursuant to the provisions of either an indenture relating to senior debt securities ("Senior Debt Securities"), dated as of [DATE], as it may be supplemented from time to time (the "Senior Indenture"), between the Company and [TRUSTEE], as trustee or an indenture relating to subordinated debt securities ("Subordinated Debt Securities"), dated as of [DATE], as it may be supplemented from time to time (the "Subordinated Indenture"), between the Company and [TRUSTEE], as trustee (the Senior Indenture or the Subordinated Indenture, as the case may be, each sometimes being referred to herein as the "Indenture"). In each case, such debt securities will have varying designations, may have varying maturities, interest rates and time of payment of interest, selling prices, redemption terms and other terms. Such Senior Debt Securities and Subordinated Debt Securities are herein sometimes collectively referred to as the "Securities."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include, in each case, the material, if any, incorporated by reference therein.

         The Offered Securities shall include the Firm Securities (the "Firm Securities"), which the Underwriters have agreed to purchase on the Closing Date together with any Optional Securities (as hereinafter defined), which the Underwriters may elect to purchase pursuant to Article III hereof. The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein.


                                      II.


         The Company is advised by the party that signs the Underwriting Agreement as manager (the "Manager") that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                     III.


         The Company may specify in the Underwriting Agreement applicable to any Firm Securities that the Company grants to the Underwriters the right (an "Overallotment Option") to purchase at their election up to the number of Securities (the "Optional Securities") set forth in the Underwriting Agreement. Upon written notice from the Manager given to the Company not more than 30 days subsequent to the date of the initial offering of the Securities, the Underwriters may purchase all or less than all of the Optional Securities, which shall be at the purchase price per Security to be paid for the Firm Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter's name bears to the aggregate principal amount of Firm Securities (subject to adjustment by the Manager to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Manager to the Company.


                                      IV.


         Payment for the Underwriters' Securities shall be made by wire transfer or certified or official bank check or checks payable to the order of the Company in New York Clearing House or similar next day funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. For the purpose of expediting the checking and packaging of the Underwriters' Securities, such Underwriters' Securities shall be available for inspection by the Manager not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date (as hereinafter defined). The time and date of such payment and delivery with respect to the Firm Securities is herein referred to as the "First Closing Date," and with respect to the Optional Securities, if any, is herein referred to as the "Second Closing Date," which may be the First Closing Date (the First Closing Date and the Second Closing Date, if any, being sometimes referred to herein as a "Closing Date").


                                      V.


         The several obligations of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on the Second Closing Date are subject to the following conditions:

               (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on such Closing Date, and the Company shall have complied with its agreements hereunder.

               (b) The Prospectus as amended or supplemented in relation to the Underwriters' Securities shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' satisfaction; and there shall have been no material adverse change in the condition (financial or otherwise) of the Company and its material subsidiaries, taken as a whole, or in the earnings or business affairs of the Company and its material subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the Prospectus.

               (c) The Company shall have furnished to the Manager on such Closing Date, a certificate, dated as of such Closing Date, of an authorized executive officer of the Company stating that:

                     (i) The representations, warranties and agreements of the Company herein are true and correct in all material respects as of such Closing Date; the Company has complied in all material respects with its agreements contained herein; and the conditions set forth in clause (b) above have been fulfilled; and

                     (ii) Such officer has carefully examined the Registration Statement and Prospectus and, in such officer's opinion, (A) as of the date of the Prospectus, (1) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to or amendment of the Prospectus which has not been set forth in such a supplement or amendment.

               (d) The Manager shall have received on such Closing Date an opinion of the counsel for the Company, dated as of such Closing Date, in substantially the form set forth as Exhibit A.

               (e) The Manager shall have received on such Closing Date an opinion of the counsel for the Underwriters, dated as of such Closing Date, in substantially the form set forth as Exhibit B.

               (f) The Manager shall have received on such Closing Date, a letter, dated as of such Closing Date, in form and substance satisfactory to the Manager, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus and with respect to certain changes since the date of such financial statements and financial information.

               (g) On or after the date of the Pricing Agreement relating to the Offered Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of possible downgrading, of such rating) and (ii) no suspension or material limitation on trading in securities generally on NASDAQ or in any securities of the Company on any exchange or in the over-the-counter market shall have occurred.


                                      VI.


         In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

               (a) To furnish the Manager, without charge, as many copies of the Registration Statement, only one of which need include exhibits and materials, if any, incorporated by reference therein, as the Manager may reasonably request and, during the period mentioned in clause (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or Prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

               (b) To prepare the Prospectus, as amended and supplemented, in relation to the applicable Offered Securities in the form approved by the Manager and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second day following the execution and delivery of the Underwriting Agreement relating to the applicable Offered Securities, and before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to promptly advise and furnish the Manager with a copy of each such proposed amendment or supplement.

               (c) If, during such period after the commencement of the public offering of the Offered Securities that counsel for the Underwriters is of the opinion that the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Prospectus as then amended or supplemented would, in the opinion of Underwriters' counsel, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of Underwriters' counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith at the Company's own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance.

               (d) Endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate.

               (e) To make generally available to the Company's security holders as soon as practicable, but no later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement, which shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

               (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date of notice to the Company by the Manager of the termination of trading restrictions, if any, with respect to the Offered Securities imposed by any agreement among Underwriters or (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Manager.

               (g) To advise the Manager promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the Offered Securities becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement or to any Prospectus (insofar as the amendment or supplement relates to or covers the Offered Securities), (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus (insofar as any such issuance or challenge relates to or covers the Offered Securities), (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading (insofar as the Registration Statement or Prospectus relates to or covers the Offered Securities).

               (h) If, during the period referred to in clause (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

               (i) To pay the costs of printing this Agreement, the fees paid to rating agencies in connection with the rating of the Securities, including the Offered Securities and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided otherwise herein, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Offered Securities which they may sell, the expenses incident to the performance of the Company's obligations under this Agreement, and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

               (j) Until the termination of the offering of the Offered Securities, to file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in a timely manner.


                                     VII.


         The Company represents and warrants to each Underwriter as follows:

               (a)(i) The Registration Statement has become effective; (ii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the applicable rules and regulations thereunder and, except as otherwise disclosed to the Manager, no stop order directed to any document incorporated by reference in the Prospectus has been issued, (iii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Act relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder, (vi) the applicable Indenture relating to the Offered Securities complies with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations thereunder, and (vii) (1) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use therein.

               (b) Neither the Company nor any of its material subsidiaries is in violation of its corporate charter or code or in default under any agreement, indenture, mortgage, lease, note or instrument, which violation or default would have a material adverse effect on the assets, operations, condition (financial and otherwise) of the Company and its material subsidiaries taken as a whole (a "Material Adverse Effect"); the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Offered Securities and the Indenture will not (1) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or code of the Company or any of its material subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its material subsidiaries or their respective properties or (2) have a Material Adverse Effect; and except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement or the Indenture.

               (c) Except as described in or contemplated by the Registration Statement and the Prospectus, since the dates as of which information is given in the Registration Statement and the Prospectus, no Material Adverse Effect has occurred.

               (d) Each of the accountants whose reports are incorporated by reference in the Prospectus are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

               (e) On the applicable Closing Date (i) the Indenture will have been validly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) the Offered Securities will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and (iii) the Offered Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

               (f) The Company and each of its material subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect, and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

               (g) Except as described in each Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its material subsidiaries which might result in any Material Adverse Effect or which is required to be disclosed in the Registration Statement.

               (h) The audited financial statements filed as part of or incorporated by reference in the Registration Statement or Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times during the period specified in clause (c) of
Article VI hereof, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in clause (c) of Article VI hereof, prepared in conformity with generally accepted accounting principles.

               (i) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by such rules and regulations.


                                     VIII.


         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus as amended or supplemented (if used within the period set forth in clause (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus (excluding documents incorporated by reference) has not been furnished to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.

         Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus as amended or supplemented.

         If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding; any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the consideration referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

         The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                      IX.


         This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on NASDAQ shall have been suspended or materially limited, (ii) trading in the common stock of the Company has been suspended, (iii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Manager, impracticable to proceed with the public offering or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.


                                      X.


         If any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters' Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Offered Securities which any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Underwriter. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Securities, with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Underwriters' Securities, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                      XI.


         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Manager as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the __ day of ________, [YEAR].


                                                  OHIO CASUALTY CORPORATION


                                                  By: ________________________

[Seal]

Attest:


______________________________

                                   EXHIBIT A

                 [FORM OF OPINION OF COUNSEL FOR THE COMPANY]


         (i) the Company has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its businesses requires such qualification and where the failure to be so qualified would result in a material adverse effect on the financial condition or operation of the Company and its material subsidiaries taken as a whole;

         (ii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and has been duly qualified under the Trust Indenture Act;

         (iii) the Securities have been duly authorized, and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (iv) the Underwriting Agreement has been validly authorized, executed and delivered by the Company;

         (v) the execution and delivery and performance of the Indenture and the Underwriting Agreement by the Company and sale of the Offered Securities as provided in the Underwriting Agreement will not contravene any provision of applicable law or the Articles of Incorporation or Code of Regulations of the Company or, to my knowledge after reasonably inquiry, any agreement, indenture or instrument binding upon the Company, and no consent, approval or authorization of any governmental agency or authority (other than in connection or in compliance with the provisions of any state securities or Blue Sky laws, as to which we express no opinion) is required for the performance by the Company of the Underwriting Agreement;

         (vi) [the [common shares, par value $0.125 per share (the "Common Shares")], [or set forth title of other securities issuable upon conversion] of the Company issuable upon [conversion] [exchange] of the Offered Securities in accordance with the terms thereof have been duly authorized and reserved for issuance upon such [conversion] [exchange], and, when issued and delivered upon such [conversion] [exchange], will be duly authorized and validly issued and will be fully paid and non-assessable; the shareholders of the Company have no preemptive rights with respect to such [Common Shares] issuable upon [conversion] [exchange] of such Offered Securities; and such [Common Shares] conform in all material respects to the description of the [Common Shares] contained in the Registration Statement and the Prospectus;]

         (vii) we do not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its material subsidiaries that would affect the subject matter of the Underwriting Agreement or is required to be disclosed in the Registration Statement or Prospectus that is not disclosed and correctly summarized therein;

         (viii) to the best of our knowledge, neither the Company nor its material subsidiaries are in violation in any material respect of their corporate charters or codes, or in default in any material respect under any agreement, indenture or instrument material to the Company and its material subsidiaries taken as a whole; and

         (ix) the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the sale of the Offered Securities (other than the financial statements and related schedules therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

                                   EXHIBIT B

             [FORM OF OPINION OF THE COUNSEL FOR THE UNDERWRITERS]


         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Ohio.

         2. The Indenture has been duly authorized, executed and delivered by the Company, and duly qualified under the Trust Indenture Act of 1939, as amended; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered.

         3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.